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                                                                       EXHIBIT 5


                       [NEUMAN & DRENNEN, LLC LETTERHEAD]



David H. Drennen, LLC

August 13, 2001
Mendell Energy Technologies, Inc.
402 Orofino Drive
Castle Rock, Colorado 80104

Gentlemen:

         We have acted a legal counsel for Mendell Energy Technologies, Inc. (the "Company") in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectuses included as a part of the Registration Statement (the "Prospectus"), relating to 1,000,000 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock") and 1,000,000 Common Stock Purchase Warrants (the "Warrants") to be sold by the Company; and to the shares ("Warrant Shares") into which the Warrants are exercisable; in the manner set forth in the Registration Statement and Prospectus.

         In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation, as amended, and the Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company has been legally incorporated and validly exists under the laws of the State of Colorado.

         2. The Shares, the Warrants, and the Warrant Shares, upon issuance and payment therefor, as contemplated by the Registration Statement and Prospectus, will be validly issued, fully paid, and nonassessable.

         3. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ David H. Drennen

                                            NEUMAN & DRENNEN, LLC